UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 15, 2011

CHINA RITAR POWER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-25901	87-0422564
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 405, Tower C, Huahan Building,
16 Langshan Road, North High-Tech Industrial Park,
Nanshan District,
Shenzhen, China, 518057
(Address of Principal Executive Offices)

(86) 755-83475380
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 15, 2011, China Ritar Power Corp. (the “Company”) received oral notice from The Nasdaq Stock Market (“Nasdaq”) advising that the Company is not in compliance with Nasdaq’s continued listing requirements set forth in Nasdaq Marketplace Rule 5250(c)(1), which requires timely filing of SEC periodic reports, because it failed to timely file its annual report on Form 10-K (the “10-K”) for the fiscal year ended December 31, 2010.  As a result, Nasdaq is halting trading of the Company’s stock indefinitely, effective Monday April 18, 2011.  In addition, the Company anticipates receiving a letter from Nasdaq about possible delisting if the Company fails to comply with Nasdaq listing requirements within a certain period of time.

The Company intends to file its 10-K for 2010 with the Securities and Exchange Commission as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Ritar Power Corp.

Date: April 18, 2011	By:	/s/ Jiada Hu
Jiada Hu
Chief Executive Officer